Exhibit 99.1

Hatteras Financial Corp. Announces Fourth Quarter 2012 Financial Results

WINSTON-SALEM, N.C.--(BUSINESS WIRE)--February 12, 2013--Hatteras Financial Corp. (NYSE: HTS) (“Hatteras” or the “Company”) today announced financial results for the quarter ended December 31, 2012.

Fourth Quarter 2012 Highlights

  Net income of $1.02 per weighted average share
  Declared a $0.70 per share common dividend
  Book value $28.19 per share at year end
  Net return on average common equity of 14.07%
  Average net interest spread of 1.08%
  Annualized total expense ratio of 0.89% of average shareholders’ equity

Full Year 2012 Highlights

  Net income of $3.67 per weighted average share
  Declared $3.30 per share common dividends
  Book value increased $1.11 per share
  Net return on average common equity of 12.96%
  Undistributed taxable income of $0.45 per share at year end

Fourth Quarter 2012 Results

During the quarter ended December 31, 2012, the Company earned net income available to common shareholders of $101.3 million, or $1.02 per diluted common share, compared to net income of $82.0 million, or $0.83 per diluted common share during the quarter ended September 30, 2012. Net interest income for the quarter ended December 31, 2012 was $74.7 million, compared to $79.6 million for the quarter ended September 30, 2012. The Company’s net interest margin decreased to 1.08% for the fourth quarter of 2012 from 1.22% in the third quarter of 2012 due to a portfolio yield drop that was not offset by a corresponding decrease in the Company’s cost of funds. The Company’s cost funds (including hedges) increased 0.02% to 0.96% for the quarter ended December 31, 2012. The Company’s average repurchase agreement (repo) rate increased to 0.44% in the fourth quarter of 2012, from 0.41% in the third quarter of 2012, on all outstanding short-term repo positions. The Company realized gain on sale of mortgage-backed securities (MBS) of $39.1 million during the quarter compared to $10.5 million for the previous quarter. The annualized expense ratio for the quarter was 0.89% of average shareholders’ equity for the quarter ended December 31, 2012 as compared to 0.84% for the prior quarter.

“We achieved solid returns for our investors in 2012 despite uncertain market conditions that impacted the interest rate and mortgage markets,” said Michael R. Hough the Company’s Chief Executive Officer. “Our take away from last year is that our clear long-term strategy enables us to continue to generate solid risk-adjusted returns while best positioning Hatteras for future volatility.”

Mr. Hough added “We believe the ARM based, short-duration balance sheet we have carefully built over the past five years properly reflects where we should be positioned today in light of domestic and global economic uncertainty. We need to remain diligent in continuing to assess the risks in our portfolio and maintaining the appropriate balance of assets and liabilities that is imperative at this point of the economic cycle.”

Dividend

The Company declared a dividend of $0.70 per share of common stock with respect to the quarter ended December 31, 2012, which was a decrease from the $0.80 per share dividend for the quarter ended September 30, 2012. Based on the closing share price of $24.81 on December 31, 2012, the fourth quarter dividend equates to an annualized yield of 11.3%. The Company also declared a dividend of $0.4765625 per share of the Company's 7.625% Series A Cumulative Redeemable Preferred Stock with respect to the quarter ended December 31, 2012.

Portfolio

The Company’s weighted average earning assets, consisting of residential mortgage securities issued by Fannie Mae and Freddie Mac (“agency securities”), was $25.8 billion for the quarter ended December 31, 2012, compared to $24.4 billion for the previous quarter. The portfolio’s weighted average coupon was 2.93% for the fourth quarter of 2012, compared to 2.99% for the third quarter of 2012, reflecting lower rates on new security purchases. The annualized yield on average assets was 2.04% for the fourth quarter of 2012, compared to 2.16% for the third quarter of 2012.

At December 31, 2012, the Company’s portfolio of agency securities consisted of 93.7% of adjustable-rate agency securities and 6.3% of 15-year fixed-rate agency securities. At December 31, 2012, the Company owned $22.4 billion of adjustable-rate agency securities with a weighted average coupon of 2.95% and a weighted average cost basis of $102.79, and $1.5 billion of 15-year fixed-rate agency securities with a weighted average coupon of 2.62%, and a weighted average cost basis of $103.64. The Company’s adjustable-rate agency securities portfolio at December 31, 2012 is summarized below.

Hatteras Financial Corp ARM Portfolio
			Weighted Avg.
(dollars in thousands)	Current	Weighted Avg.	Amortized		Weighted Avg.
Months to Reset	Face value	Coupon	Purchase Price	Amortized Cost	Market Price	Market Value
0-12	$856,698	4.03%	$101.24	$867,348	$106.79	$914,832
13-24	911,412	3.88%	$102.28	932,202	$106.08	966,854
25-36	2,155,206	3.60%	$102.27	2,204,154	$105.55	2,274,763
37-48	3,059,130	3.06%	$102.38	3,132,043	$104.84	3,207,245
49-60	3,450,959	2.76%	$102.82	3,548,369	$104.81	3,616,891
61-72	2,868,337	3.26%	$102.55	2,941,356	$105.54	3,027,295
73-84	7,276,854	2.44%	$103.37	7,522,264	$104.54	7,607,359
85-96	126,924	3.08%	$103.47	131,327	$105.17	133,487
97-108	-	-	$-	-	$-	-
109-120	610,509	2.81%	$103.53	632,087	$105.00	641,013
121-140	19,995	2.69%	$103.72	20,739	$104.65	20,923
Total ARMS	$21,336,024	2.95%	$102.79	$21,931,889	$105.04	$22,410,662

During the fourth quarter of 2012, the expense of amortizing the premium on the Company’s securities was $50.1 million, compared to $47.3 million during the third quarter of 2012. The weighted-average principal repayment rate (scheduled and unscheduled principal payments as a percentage of the weighted-average portfolio, on an annualized basis) during the fourth quarter of 2012 was 26.6%, compared to 27.6% during the third quarter of 2012. The Company’s weighted-average one-month constant prepayment rate (CPR) for the quarter ended December 31, 2012 was 19.8, as compared to 20.5 for the quarter ended September 30, 2012. CPR measures unscheduled repayment rate as a percentage of principal on an annualized basis.

Portfolio Financing and Leverage

At December 31, 2012, the Company financed its portfolio with approximately $22.9 billion of borrowings under repurchase agreements. The Company’s repo debt-to-shareholders’ equity ratio at December 31, 2012, was 7.4 to 1. The Company uses interest rate swap agreements to synthetically extend the fixed interest period of these liabilities and hedge against the interest rate risk associated with financing the Company’s portfolio. As of December 31, 2012, the Company had entered into interest rate swaps with a notional amount of $10.7 billion. The swap agreements, which are indexed to 30-day LIBOR, have a weighted average remaining term of 31 months at a weighted average fixed rate of 1.47%.

Book Value

The Company’s book value (shareholders’ equity) per share on December 31, 2012 was $28.19, down $1.41 or 4.76%, from the per share book value of $29.60 on September 30, 2012. On a per share basis, the book value at December 31, 2012 consisted of $25.15 of common equity, $0.38 of retained earnings, $5.12 of unrealized gains on agency securities, and ($2.46) of unrealized losses on interest rate swaps.

Full Year 2012 Results

Although the Company experienced spread compression over the course of the year as long-term interest rates declined with little change in short-term rates, 2012 still offered a favorable earning environment. The Company generated net income of $341.7 million, for the 12 months ended December 31, 2012, which equaled $3.67 per weighted average share of common stock. Return on weighted average equity for the year was 12.96%. Book value per share increased $1.11, or 4.1%, from $27.08 on December 31, 2011 to $28.19 on December 31, 2012.

For the 12 months ended December 31, 2012, the annualized yield on weighted average assets during the period was 2.28%, and the annualized cost of funds on the weighted average repurchase balance was 0.96%. This resulted in a weighted average interest rate spread of 1.32% for the year.

Conference Call

The Company will host a conference call at 10:00 a.m. ET on Wednesday February 13, 2013, to discuss financial results for the fourth quarter ended December 31, 2012. To participate in the event by telephone, please dial (888) 317-6016 five to 10 minutes prior to the start time (to allow time for registration) and ask to join the “Hatteras Financial” conference call. International callers should dial (412) 317-6016. Canada callers should dial (855) 669-9657. A digital replay of the call will be available on Wednesday, February 13, 2013 at approximately 12:00 noon ET through Thursday, February 21, 2013 at 9:00 a.m. ET. Dial (877) 344-7529 and enter the conference ID number 10025029. International callers should dial (412) 317-0088 and enter the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed at Hatteras' web site at www.hatfin.com. To monitor the live webcast, please visit the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on Hatteras' web site.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in single-family residential mortgage pass-through securities guaranteed or issued by U.S. Government agencies or U.S. Government-sponsored entities, such as Fannie Mae, Freddie Mac or Ginnie Mae. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC. Hatteras is a component of the Russell 1000® index.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," ”will,” "expect," "intend," "anticipate," "estimate," ”should,” "project" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include, among others, statements about the Company’s MBS portfolio and repurchase agreements, future volatility in the domestic and global economies, risks in the portfolio and the Company’s return profile. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Hatteras Financial Corp.
Balance Sheets

(Dollars in thousands, except share amounts)
	December 31, 2012	December 31, 2011
Assets

Mortgage-backed securities, at fair value
(including pledged assets of $22,591,973 and $17,012,472 at December 31, 2012	$23,919,251	$17,741,873
and December 31, 2011, respectively)
Cash and cash equivalents	168,424	347,045
Restricted cash	281,021	237,014
Unsettled purchased mortgage-backed securities, at fair value	138,338	49,630
Receivable for securities sold	1,587,535	-
Accrued interest receivable	77,113	63,025
Principal payments receivable	190,832	105,333
Debt security, held to maturity, at cost	15,000	15,000
Other assets	26,604	27,799
Total assets	$26,404,118	$18,586,719

Liabilities and shareholders’ equity
Repurchase agreements	$22,866,429	$16,162,375
Payable for unsettled securities	137,121	48,999
Accrued interest payable	7,592	4,596
Interest rate hedge liability	243,945	219,167
Dividend payable	73,804	69,141
Accounts payable and other liabilities	2,363	2,253
Total liabilities	$23,331,254	$16,506,531

Shareholders’ equity:
7.625% Series A Cumulative Redeemable Preferred stock, $.001 par value, 25,000,000 shares authorized, 11,500,000 and 0 shares issued and outstanding at December 31, 2012
and 2011, respectively ($287,500 aggregate liquidation preference)	278,252	–
Common stock, $.001 par value, 200,000,000 shares authorized,
98,822,654 and 76,823,220 shares issued and outstanding at December 31, 2012 and
2011, respectively	99	77
Additional paid-in capital	2,494,303	1,904,748
Retained earnings	37,356	2,041
Accumulated other comprehensive income	262,854	173,322
Total shareholders’ equity	3,072,864	2,080,188
Total liabilities and shareholders’ equity	$26,404,118	$18,586,719

Hatteras Financial Corp.
Statements of Income
For the years ended December 31, 2012, 2011 and 2010

(Dollars in thousands, except share amounts)

	2012	2011	2010

Interest income:
Interest income on mortgage-backed securities	$504,800	$424,713	$263,751
Interest income on short-term cash investments	1,508	1,407	1,265
Interest income	506,308	426,120	265,016

Interest expense	197,064	144,662	95,923

Net interest income	309,244	281,458	169,093

Operating expenses:
Management fee	17,420	13,787	9,205
Share based compensation	1,920	1,150	1,432
General and administrative	5,006	2,724	2,507
Total operating expenses	24,346	17,661	13,144

Other income/(expense):
Net gain on sale of mortgage-backed securities	64,347	20,576	13,551

Net income	349,245	284,373	169,500
Dividends on preferred stock	7,551	0	0
Net income available to common shareholders	$341,694	$284,373	$169,500

Earnings per share - common stock, basic	$3.67	$3.97	$4.30

Earnings per share - common stock, diluted	$3.67	$3.97	$4.30

Weighted average common shares outstanding, basic	93,185,520	71,708,058	39,454,362

Weighted average common shares outstanding, diluted	93,185,520	71,708,058	39,454,362

Hatteras Financial Corp.
Statements of Comprehensive Income
For the years ended December 31, 2012, 2011 and 2010

(Dollars in thousands)

	2012	2011	2010
Net income	$349,245	$284,373	$169,500

Other comprehensive income (loss):

Net unrealized gains (losses) on securities available for sale	115,008	223,333	(34,898)
Net unrealized (losses) gains on derivative instruments	(25,476)	(155,902)	(11,934)
Other comprehensive income (loss)	89,532	67,431	(46,832)

Comprehensive income	$438,777	$351,804	$122,668

Key Statistics
(Amounts are unaudited and subject to change)

(in thousands, except per share amounts)
	Three months ended (unaudited)

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

Statement of Income Data
Interest income	$131,728	$132,327	$129,161	$113,092	$114,821
Interest Expense	(57,019)	(52,767)	(46,169)	(41,109)	(42,299)
Net Interest Income	74,709	79,560	82,992	71,983	72,522

Gain on sale of mortgage-backed securities	39,103	10,534	12,205	2,505	2,841

Operating Expenses	(7,065)	(6,044)	(6,053)	(5,184)	(4,738)

Net income	106,747	84,050	89,144	69,304	70,625
Dividends on preferred stock	(5,481)	(2,070)	–	–	–
Net income available to common shareholders	$101,266	$81,980	$89,144	$69,304	$70,625

Earnings per share - common stock, basic	$1.02	$0.83	$0.91	$0.89	$0.92

Earnings per share - common stock, diluted	$1.02	$0.83	$0.91	$0.89	$0.92

Weighted average shares outstanding	98,812	98,233	97,969	77,610	76,607

Distributions per common share	$0.70	$0.80	$0.90	$0.90	$0.90

Key Portfolio Statistics
Average MBS	$25,783,448	$24,414,506	$21,149,623	$17,259,040	$17,608,752
Average Repurchase Agreements	$23,692,240	$22,541,260	$19,599,942	$15,981,764	$16,280,835
Average Equity	$3,158,139	$2,889,126	$2,762,948	$2,113,079	$2,040,843
Average Portfolio Yield	2.04%	2.16%	2.43%	2.61%	2.60%
Average Cost of Funds	0.96%	0.94%	0.94%	1.03%	1.04%
Interest Rate Spread	1.08%	1.22%	1.49%	1.58%	1.56%
Return on Average Common Equity	14.07%	11.78%	12.91%	13.12%	13.84%
Average Annual Portfolio Repayment Rate	26.55%	27.61%	25.42%	25.67%	27.39%
Debt to Equity (at period end)	7.4:1	7.3:1	7.5:1	6.2:1	7.8:1
Debt to Capital (at period end)	8.2:1	8.5:1	8.1:1	6.7:1	8.5:1

Mortgage-backed Securities Portfolio as of December 31, 2012
(Amounts are unaudited and subject to change)

(dollars in thousands)	Agency
	Securities	Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Loss	Gain	Fair Value	% of Total
Agency Securities
Fannie Mae Certificates
ARMS	$14,081,259	$(100)	$329,780	$14,410,939	60.3%
Fixed Rate	743,299		9,296	752,595	3.1%
Total Fannie Mae	14,824,558	(100)	339,076	15,163,534

Freddie Mac Certificates
ARMS	7,850,630	(21)	149,114	7,999,723	33.4%
Fixed Rate	744,720	-	11,274	755,994	3.2%
Total Freddie Mac	8,595,350	(21)	160,388	$8,755,717

Total Agency Securities	$23,419,908	$(121)	$499,464	$23,919,251

ARM Mortgage-backed Securities Portfolio as of December 31, 2012
(Amounts are unaudited and subject to change)

(dollars in thousands)	% of ARM	Current	Weighted Avg.	Weighted Avg.
Months to Reset	Portfolio	Face value	Coupon	Market Price	Market Value
0-12	4.10%	$856,698	4.03%	$106.79	$914,832
13-24	4.30%	911,412	3.88%	$106.08	966,854
25-36	10.20%	2,155,206	3.60%	$105.55	2,274,763
37-48	14.30%	3,059,130	3.06%	$104.84	3,207,245
49-60	16.10%	3,450,959	2.76%	$104.81	3,616,891
61-72	13.50%	2,868,337	3.26%	$105.54	3,027,295
73-84	33.90%	7,276,854	2.44%	$104.54	7,607,359
85-96	0.60%	126,924	3.08%	$105.17	133,487
97-108	-	-	-	-	-
109-120	2.90%	610,509	2.81%	$105.00	641,013
121-140	0.10%	19,995	2.69%	$104.65	20,923
	100.00%	$21,336,024	2.95%	$105.04	$22,410,662

Repo Borrowings December 31, 2012
(Amounts are unaudited and subject to change)

(dollars in thousands)	December 31, 2012

		Weighted Average
	Balance	Contractual Rate
Within 30 days	$20,500,568	0.47%
30 days to 3 months	2,365,861	0.48%
3 months to 36 months	-	-
	$22,866,429	0.47%

Hatteras Swap Portfolio as of December 31, 2012
(Amounts are unaudited and subject to change)

(dollars in thousands)		Remaining	Weighted Average
	Notional	Term	Fixed Interest
Maturity	Amount	in Months	Rate in Contract

12 months or less	$800,000	6	2.05%
Over 12 months to 24 months	2,400,000	20	1.76%
Over 24 months to 36 months	3,700,000	30	1.73%
Over 36 months to 48 months	2,400,000	42	0.92%
Over 48 months to 60 months	1,400,000	52	0.89%

Total	$10,700,000	31	1.47%

(dollars in thousands)
Forward Starting Swaps
Included above
		Average	Weighted Average
	Notional	Term	Fixed Interest
Cash flow beginning in	Amount	in Months	Rate in Contract

12 months or less	$1,600,000	43	0.89%
Over 12 months to 24 months	400,000	37	0.99%

Total	$2,000,000	42	0.91%

CONTACT:
Hatteras Financial Corp.
Kenneth A. Steele, Chief Financial Officer
336- 760-9331
or
CCG Investor Relations
Mark Collinson, Partner
310-954-1343
www.ccgir.com